Exhibit 10.1

                                 August 12, 1998


ABP Corporation
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
156 E. 56th Street
New York, New York 10022

Ladies and Gentlemen:

     The undersigned (the "Stockholders") beneficially own and have sole or share voting power with respect to the number of shares of the Class A Common Stock, par value $0.0001 per share, and the Class B Common Stock, par value $0.0001 per share of Au Bon Pain Co., Inc., a Delaware corporation (the "Seller"), indicated opposite each Stockholder's name on Schedule "1" attached hereto (such shares of Class A Common Stock and Class B Common Stock are collectively referred to herein as the "Shares").

     Simultaneously with the execution of this letter agreement, ABP Corporation (the "Buyer"), the Seller and ABP Holdings, Inc. ("ABPH") are entering into a Stock Purchase Agreement of even date herewith providing, among other things, for the acquisition of all of the issued and outstanding capital stock of ABPH by Buyer (the "Acquisition").

     In consideration and as a condition of the Buyer's entering into the Stock Purchase Agreement, the Stockholders and the Buyer agree as follows:

     1. Unless this letter agreement is sooner terminated pursuant to Section 3 hereof, each Stockholder shall vote or cause to be voted all of the Shares to which he has voting control as indicated on Schedule "1", at any meeting of the Seller's stockholders that may be called and held following the date hereof, for the approval of the Acquisition pursuant to the Stock Purchase Agreement.

     2. Each Stockholder severally represents: (a) that he has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement; (b) that this letter agreement constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and
(c) he beneficially owns the number of Shares indicated opposite his name on said Schedule "1", free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever that would restrict his ability to vote such Shares as provided in this letter agreement except as set forth on Schedule "1".

     3. The agreements contained herein shall remain in full force and effect until the earlier of: (a) the consummation of the Acquisition; (b) the termination of the Stock Purchase Agreement in accordance with Section 10.01(a),
(b) or (c) of the Stock Purchase Agreement; or (c) the withdrawal of support for the Acquisition by the Board of Directors of the Seller in favor of an "Alternative Transaction" as provided in Section 10.01(d) of the Stock Purchase Agreement. Nothing contained herein is intended to, nor shall it operate in any way, to limit or otherwise restrict any of the Shareholders from carrying out their duties as directors of the Seller in accordance with applicable law.

ABP Corporation
August 12, 1998
Page 2


         4. Each Stockholder expressly agrees that this letter agreement shall be specifically enforceable without the need to post bond or other security in any court of competent jurisdiction in accordance with its terms against the Stockholder. This letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives.

         5. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.

                                            Very truly yours,


                                            /S/ Ronald M. Shaich
                                            ------------------------------------
                                            Ronald M. Shaich


                                            /S/ Louis I. Kane
                                            ------------------------------------
                                            Louis I. Kane


AGREED TO AND ACCEPTED BY AS
OF THE DATE FIRST ABOVE WRITTEN

ABP CORPORATION



By: /S/ Stephen F. Edwards
    ----------------------
Name: Stephen F. Edwards
Title: President

ABP Corporation
August 12, 1998
Page 3




                                  SCHEDULE "1"
                               To Voting Agreement
                               -------------------


             Name of                       Number of Shares
          Stockholder                     Beneficially Owned
          -----------                     ------------------
        Ronald M. Shaich                1,209,710 (Class B Common)
                                           27,535 (Class A Common)

        Louis I. Kane*                    120,236 (Class B Common)
                                           15,050 (Class A Common)

-----------------------

     * The Shares owned by Mr. Kane have been pledged to secure certain loans made to him; however, Mr. Kane maintains the right to vote the Shares so long as he is not in default of such loans.